                                                                       Ex. 10.14


                              SEPARATION AGREEMENT

         THIS SEPARATION AGREEMENT (this "Agreement") is made and entered into as of the 15th day of November, 2001, by and between LIQUIDMETAL TECHNOLOGIES, a California corporation ("Company"), and SHEKHAR CHITNIS, an individual ("Employee").

                                    RECITALS:

         A. Pursuant to that certain Employment Agreement, dated May 2, 2000, between Company and Employee (the "Employment Agreement"), Employee was employed by Company as Executive Vice President and Chief Operating Officer of Company.

         B. Employee wishes to cease his employment with Company.

         C. Employee and Company have reached agreement on the terms of Employee's departure, and both parties view their separation as amicable.

         NOW, THEREFORE, in consideration of the premises and covenants contained in this Agreement, the parties hereto, intending to be legally bound, agree as follows:

         1. RECITALS. The above recitals are true and correct and are made a part hereof.

         2. TERMINATION OF EMPLOYMENT AGREEMENT. Company and Employee hereby agree that, except as specifically provided in Section 5 below, the Employment Agreement is terminated effective as of November 15, 2001 (the "Separation Date") and that neither Company nor Employee shall have any further rights, obligations, or duties under the Employment Agreement as of the Separation Date.

         3. SEPARATION PAYMENTS. In consideration of Employee's agreement to the terms of this Agreement, for the period beginning on the Separation Date and continuing until December 31, 2002 (the "Post-Employment Period"), Company will continue to pay Employee a salary equal to $150,000 per year, pro rated on a daily basis in the case of partial years (the "Separation Payments"). The Separation Payments shall be paid in accordance with the prevailing payroll schedule for Company executives.

         4. HEALTH INSURANCE COVERAGE. During the Post-Employment Period, Company shall continue to provide Employee with the same (or substantially similar) health insurance coverage that is being provided to Employee by Company as of the date of this Agreement; provided, however, that in the event that Employee obtains full-time employment prior to the expiration of the Post-Employment Period, then Company's obligation to provide such benefits shall terminate upon the first day on which Employee would be eligible to receive health insurance coverage from his new employer.

         5. SURVIVAL OF CERTAIN PROVISIONS OF EMPLOYMENT AGREEMENT. Notwithstanding anything to the contrary set forth in this Agreement, Section 9 of the Employment Agreement shall continue to remain in full force and effect in accordance with the terms thereof at all times hereafter, and Employee shall continue to be bound by the terms thereof (as well as by any other terms of the Employment Agreement relating to the enforceability and construction of said

Section 9. In the event that Employee breaches any of the provisions of Section 9 of the Employment Agreement, the Company's obligation to make the Separation Payments shall immediately terminate.

         6. WAIVER AND RELEASE. In consideration of the obligations and duties of Company set forth herein, Employee agrees as follows:

                  a. Employee hereby knowingly and voluntarily waives, releases and forever discharges the Company and its officers, directors, employees, shareholders, and affiliates from any and all claims, demands, damages, lawsuits, obligations, promises, and causes of action of any kind whatsoever, both known and unknown, at law or in equity, that he may have had or has against them at any time from the beginning of time up to and including the Separation Date, including, but not limited to, all matters relating to or arising out of Employee's employment with Company, the Employment Agreement, compensation by Company, or separation of employment from Company. This waiver and release covers, without limitation, any suits under Title VII of the Civil Rights Act of 1964, as amended; the Rehabilitation Act of 1973, as amended; the Equal Pay Act of 1963, as amended; the Age Discrimination in Employment Act of 1967, as amended; the Older Workers Benefit Protection Act; the Americans with Disabilities Act; the Civil Rights Act of 1991; Section 1981 of the Civil Rights Act of 1866; the Florida Human Rights Act; the Florida Civil Rights Act of 1992; and any applicable Florida state employment laws. This waiver and release also covers administrative charges, actions and suits under the National Labor Relations Act, as amended; the Fair Labor Standards Act of 1938, as amended; the Employee Retirement Income Security Act of 1974, as amended; the Family and Medical Leave Act; any other federal or state law or municipal ordinance; and any lawsuits founded in tort (including negligence), contract (oral, written or implied) or any other common law or equitable basis of action.

                  b. Employee shall not disclose, either directly or indirectly, any information whatsoever regarding any of the terms or the existence of this Agreement to any person or organization, including but not limited to members of the press and media, present and former employees of Company, and persons or companies who do business with Company.

                  c. In addition to the other provisions in this Agreement, Employee acknowledges that the information in the following paragraphs is included for the express purpose of complying with the Older Workers' Benefits Protection Act, 29 U.S.C.Section626(f):

                           i. The Employee acknowledges that he was over 40
years of age as of the Separation Date and when he signed this Agreement. Employee realizes there are many laws and regulations prohibiting employment discrimination or otherwise regulating employment or claims related to employment under which he may have rights or claims, including the Age Discrimination in Employment Act of 1967, as amended (the "ADEA"). Employee hereby waives and releases any rights or claims he may have under the ADEA.

                           ii. By signing this Agreement, Employee states that
he is receiving consideration to which he was not otherwise entitled. Employee is waiving and releasing all claims against the Company that he may have based on his age, although Employee is not waiving any claim or action under the ADEA based upon rights or claims that may arise after the date he signs this Agreement.

                           iii. Employee is being given continued compensation
as specified in Section 3 hereof in exchange for the release and waiver of all claims that he is agreeing to herein. A portion of this continued compensation is in addition to anything of value to which the Employee is already entitled to in that the Employee is receiving a portion of this consideration without having to perform services of an equal value.

                           iv. The Employee acknowledges that he was informed in
writing that he could consult with an attorney before signing this Agreement. Employee acknowledges that he was given the opportunity to consider this Agreement for twenty-one (21) days before signing it, and, if he signs it, he has the right to revoke it for a period of seven (7) days thereafter. Regardless of when the Employee signs this Agreement, he acknowledges that his seven-day period will not be waived. No payments will be made to Employee until after the seven-day revocation period expires. In the event that the Employee revokes this Agreement within such seven (7) day period, this Agreement will be of no force and effect, and neither party shall have any obligations hereunder.

                  d. The Employee agrees that neither the Employee nor or any person, organization, or other entity acting on the Employee's behalf will file a lawsuit or administrative proceeding seeking legal, equitable, administrative, or other relief asserting any claims or causes of action released by this Agreement. If any such claim or cause of action is asserted, the Employee agrees that he will indemnify and hold harmless each of the persons and entities against whom the Employee has released claims and causes of action hereunder from and against any and all losses, costs, damages, expenses, and attorneys' fees incurred as a result of his attempt to assert such claims or cause of action.

         7. RESIGNATION FROM OFFICES. Employee hereby resigns, effective as of the date hereof, from all offices which Employee holds with Company and any subsidiary or affiliate of Company, provided that Employee does not resign as a member of the Board of Directors of the Company.

         8. CONSULTING ENGAGEMENT. Effective as of the Separation Date, Company will engage Chitnis Consulting, Inc. as a consultant pursuant to a Consulting Agreement in the form attached hereto as Exhibit A.

         9. STOCK OPTIONS. Company and Employee acknowledge that Employee has been granted an Option to Purchase Common Stock, dated May 1, 2000 (the "Option Agreement"), under the Company's 1996 Stock Option Plan (the "Plan"). The Option Agreement provides for a grant of options (the "Options") to purchase a total of 1,600,000 shares of common stock (as adjusted for the Company's June 19, 2001 stock dividend) of the Company upon the terms and conditions set forth in the Plan and the Option Agreement. Employee and Company agree and acknowledge that, as of the Separation Date, 800,000 of the Options were vested (the "Vested Options") and 800,000 of the Options were unvested (the "Unvested Options"). Company and Employee hereby further agree as follows:

                  a. The Vested Options shall remain vested and shall be exercisable in accordance with the terms of the Option Agreement and the Plan.

                  b. With respect to the 400,000 Unvested Options that are scheduled to vest on May 1, 2002, such Unvested Options shall still be eligible for vesting on May 1, 2002 and shall be exercisable thereafter in accordance with the Option Agreement and the Plan, unless such Unvested Options terminate earlier pursuant to the provisions of the Option Agreement or the Plan.

                  c. With respect to the 400,000 Unvested Options that are scheduled to vest on May 1, 2003, such Unvested Options shall terminate as of the Separation Date and no longer be exercisable thereafter, except for 48,000 of such Unvested Options (the "Surviving Options"). The Surviving Options shall vest on May 1, 2002 and be exercisable thereafter in accordance with the terms and provisions of the Plan, unless such Unvested Options terminate earlier pursuant to the provisions of the Operating Agreement or the Plan.

                  d. The Options shall no longer qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended, and Employee acknowledges that this may have certain adverse Federal income tax consequences to Employee.

                  e. This Section 9 shall be deemed to be an amendment to the Option Agreement. Except as specifically set forth in this Section 9, the Option Agreement shall continue to remain in full force and effect in accordance with the terms thereof, and the Option Agreement shall continue to be subject to the terms and conditions of the Plan, including the termination provisions set forth in Sections 6(f), (g), and (h) of the Plan. The Company acknowledges that, because Employee has been engaged as a consultant pursuant to the Consulting Agreement, Employee's "Continuous Status as an Employee, Director or Consultant" (as defined in the Plan) has not terminated under Section 6(f) of the Plan by reason of this Agreement. However, Employee acknowledges that Employee's "Continuous Status as an Employee, Director or Consultant" will terminate on the later of (i) the date on which Employee ceases to be a consultant to the Company, or (ii) the date on which Employee ceases to be a director of the Company.

         10. MISCELLANEOUS.

                  a. In the event any provision of this Agreement is found to be unenforceable, void, invalid or unreasonable in scope, such provision shall be modified to the extent necessary to make it enforceable, and as so modified, this Agreement shall remain in full force and effect.

                  b. The paragraph headings in this Agreement are for convenience only and do not form any part of or affect the interpretation of this Agreement.

                  c. This Agreement may be executed in counterparts, each of which shall be deemed an original of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same Agreement.

                  d. The waiver by any party of a breach of any condition of this Agreement by the other party shall not be construed as a waiver of any subsequent breach. No waiver of any right hereunder shall be effective unless in writing and signed by the party against whom the waiver is sought to be enforced.

                  e. The rights and obligations of the parties under this Agreement shall inure to the benefit of, and shall be binding upon, their respective heirs, executors, administrators, successors, assigns, subsidiaries, affiliates, directors, officers, employees, representatives and agents, as applicable.

                  f. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any previous employment agreements or contracts, whether written or oral, between Company and Employee.

                  g. This Agreement shall be construed under, and governed by, the laws of the State of California.

                  h. Employee and Company acknowledge that each has had the opportunity to read, study, consider and deliberate upon this Agreement, and to consult with legal counsel, and both parties fully understand and are in complete agreement with all of the terms of this Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


COMPANY:                                      EMPLOYEE:

LIQUIDMETAL TECHNOLOGIES                      SHEKHAR CHITNIS

By: /s/ John Kang                             /s/ Shekhar Chitnis
    ---------------------------------         ---------------------------------
        John Kang,                                Shekhar Chitnis, individually
        President and Chief Executive
        Officer

                                                                       Exhibit A


                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into effective as of November 15, 2001 (the "Effective Date"), by and among LIQUIDMETAL TECHNOLOGIES, a California corporation (the "Company"), CHITNIS CONSULTING, INC., a California corporation (the "Consultant"), and SHEKHAR CHITNIS, an individual ("Chitnis").

                                    RECITALS

         WHEREAS, Chitnis owns all of the issued and outstanding common stock of Consultant;

         WHERAS, effective as of the date hereof, Consultant and Chitnis entered into a Separation Agreement pursuant to which Chitnis ceased to be an employee of the Company (the "Separation Agreement");

         WHEREAS, this Agreement is being entered into pursuant to Section 8 of the Separation Agreement;

         WHEREAS, upon the terms and conditions set forth in this Agreement, the Company desires to engage the Consultant to provide consulting services to the Company; and

         WHEREAS, the Consultant desires to provide consulting services to the Company upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the parties hereto covenant and agree as follows:

         1. CONSULTING ENGAGEMENT. The Company hereby engages the Consultant to provide consulting services to the Company, and the Consultant hereby accepts such engagement, upon the terms and conditions set forth in this Agreement. The consulting services to be provided by the Consultant hereunder will be provided on an as needed basis (as requested by the Company, in its discretion), and such consulting services will consist of the provision of advice, information, and consultation regarding the development, manufacture, fabrication, marketing, distribution, and sale of amorphous metal alloys (collectively, the "Consulting Services"). Under this Agreement, Consultant will be required to provide a maximum of twenty (20) hours of Consulting Services during each calendar month, as requested by the Company on an as-needed basis. To the extent that the Company shall have any parent company, subsidiaries, affiliated corporations, partnerships, or joint ventures (collectively "Related Entities"), the Consultant shall, without additional compensation, perform the Consulting Services for these entities to the same extent as for the Company. Consultant agrees that all Consulting Services shall be provided individually by Chitnis, as agent for Consultant. Additionally, because Chitnis is the sole owner, sole board member, and sole officer of Consultant, and because this Agreement and the Consulting Fee hereunder will result in substantial benefits to Chitnis, Chitnis shall be deemed a "Consultant" under the Company's 1996 Stock Option Plan at all times during the Consulting Term.

         2. TERM. Subject to the terms and conditions of this Agreement, including, but not limited to, the provisions for early termination set forth in
Section 5 hereof, the consulting engagement of the Consultant under this Agreement shall commence on the Effective Date and shall continue through December 31, 2005 (the "Consulting Term").

         3. INDEPENDENT CONTRACTOR. At all times during the Consultant's engagement, the Consultant will act as an independent contractor. Moreover, it is expressly agreed by the parties that no agency relationship is, or will be deemed to have been, created by this Agreement, and no party will by reason of this Agreement have the power or authority to bind any other party contractually or otherwise. The Consultant will be solely responsible for the payment and reporting of any and all federal and state taxes and withholdings due on amounts paid hereunder, and Company will not withhold any amounts for federal, state or local income taxes or taxes, assessments or withholding liabilities, and the Consultant will indemnify and hold Company harmless from and against any costs, damages or liabilities relating to any such taxes, assessments or withholdings. In addition to the foregoing, nothing set forth in this Agreement shall be construed as creating a partnership or joint venture between the Consultant and the Company.

         4. CONSULTING FEE.

                  (a) Fee. As compensation for Consultant's services and in consideration for the Consultant's covenants contained in this Agreement, the Company shall pay the Consultant a consulting fee of fifty thousand dollars (US$50,000) per year (pro rated on a daily basis in the event of partial years) during the Consulting Term (the "Consulting Fee"). The Consulting Fee shall be payable monthly in arrears.

                  (b) Reimbursement of Expenses. The Consultant shall be reimbursed for all reasonable and customary travel and other business expenses incurred by the Consultant and approved by the Company in connection with the performance of Consultant's duties hereunder, provided that such reimbursement shall be subject to, and in accordance with, any travel policies, expense reimbursement policies and/or expense documentation requirements of the Company that may be in effect from time to time.

                  (cc) SUPPLEMENTAL CONSULTING FEE. BEGINNING ON THE DATE ON WHICH CHITNIS CEASES TO RECEIVE HEALTH BENEFITS FROM THE COMPANY AND CONTINUING AT ALL TIMES THEREAFTER DURING THE CONSULTING TERM, THE CONSULTANT SHALL RECEIVE A SUPPLEMENTAL CONSULTING FEE OF $600 PER MONTH DURING THE PERIOD OF TIME THAT CHITNIS CONTINUES TO BE ELIGIBLE FOR COBRA COVERAGE UNDER THE COMPANY'S HEALTH PLAN AND $400 PER MONTH THEREAFTER.

         5. TERMINATION.

                  (a) Death. The Consulting Term shall terminate early immediately upon Consultant's death. In the event of a termination pursuant to this Section 5(a), the

Consultant's estate shall be entitled to receive any unpaid Consulting Fees owing to Consultant up through and including the date of the Consultant's death.

                  (b) Termination By Consultant. Consultant may, prior to the scheduled expiration of the Consulting Term, terminate the Consulting Term at any time without cause and without penalty, provided that at least thirty (30) days' prior written notice of termination is provided by the Consultant to the Company. In the event of a termination pursuant to this Section 5(b), the Consultant shall be entitled to receive any unpaid Consulting Fees owing to Consultant up through and including the effective date of the termination of the Consulting Term.

                  (c) Termination By Company With Cause. The Company may terminate the Consulting Term at any time with Cause. As used in this Agreement, "Cause" shall include any of the following acts or omissions by Consultant or
Chitnis: (1) the Consultant's failure or inability to perform Consultant's duties under this Agreement; (2) dishonesty or other serious misconduct, (3) the commission of an unlawful act material to Consultant's engagement hereunder, (4) a material violation of the Company's policies or practices which reasonably justifies immediate termination; (5) committing, pleading guilty, nolo contendre or no contest (or their equivalent) to, entering into a pretrial intervention or diversion program regarding, or conviction of, a felony or any crime or act involving moral turpitude, fraud, dishonesty, or misrepresentation; (6) the commission by the Consultant of any act which could reasonably affect or impact to a material degree the interests of the Company or Related Entities or in some manner injure the reputation, business, or business relationships of the Company or Related Entities; or (7) any material breach by the Consultant of this Agreement. The Company may terminate the Consulting Term for Cause at any time without notice. In the event of a termination for Cause, the Company shall be relieved of all its obligations to the Consultant provided for by this Agreement as of the effective date of termination, and all payments to the Consultant hereunder shall immediately cease and terminate as of such date, except that Consultant shall be entitled to the Consulting Fee hereunder up to and including the effective date of termination.

                  (d) Survival of Certain Provisions. The provisions set forth in Sections 6 through 13 of this Agreement shall survive the expiration or termination of the Consulting Term, regardless of the reason for termination and regardless of which party causes the termination.

         6. NONSOLICITATION AND NONDISCLOSURE COVENANTS.

                  (a) Rationale for Restrictions. Consultant and Chitnis acknowledge that the Consulting Services to be provided hereunder are of a special, unique, and extraordinary character, and Consultant's engagement by the Company places Consultant and Chitnis in a position of confidence and trust with customers, suppliers, and other persons and entities with whom the Company and its Related Entities have a business relationship. The Consultant and Chitnis further acknowledge that the rendering of services under this Agreement will likely require the disclosure to Consultant of Confidential Information (as defined below) relating to the Company and/or Related Entities. As a consequence, the Consultant and Chitnis agrees that it is reasonable and necessary for the protection of the goodwill and legitimate business interests of the Company and Related Entities that the Consultant and Chitnis make the covenants contained in this Section 6, that such covenants are a material inducement for the Company to engage the Consultant and to enter into this Agreement, and that the covenants are given as an integral part of and incident to this Agreement.

                  (b) Nonsolicitation Covenants. As used herein, the term "Restrictive Period" means the time period commencing on the Effective Date of this Agreement and ending on the second (2nd) anniversary of the date on which the Consulting Term expires or is terminated. In addition, the term "Covered Business" means any business which is the same as, or similar to, any business conducted by the Company or any of the Related Entities at any time during the Restrictive Period. The Consultant and Chitnis agree that the Consultant and Chitnis will not engage in any of the following acts anywhere in the world during the Restrictive Period:

                  (i) directly or indirectly assist, promote or encourage any existing or potential employees, customers, clients, or vendors of the Company or any Related Entity, as well as any other parties which have a business relationship with the Company or a Related Entity, to terminate, discontinue, or reduce the extent of their relationship with the Company or a Related Entity;

                  (ii) directly or indirectly solicit business of the same or similar type as a Covered Business, from any person or entity known by the Consultant or Chitnis to be a customer or client of the Company, whether or not the Consultant had contact with such person or entity during the Consultant's engagement by the Company;

                  (iii) disparage the Company, any Related Entities, and/or any shareholder, director, officer, employee, or agent of the Company or any Related Entity; and/or

                  (iv) engage in any practice the purpose of which is to evade the provisions of this Section 6 or commit any act which adversely affects the Company, any Related Entity, or their respective businesses.

The Consultant and Chitnis acknowledge and agrees that, in light of the unique nature of the Company's business, the Company will market its products on a worldwide basis and will compete with various companies and businesses across and world. Accordingly, the Consultant and Chitnis agree that the geographic scope of the above covenants is a reasonable means of protecting the Company's (and the Related Entities') legitimate business interests.

                  (c) Disclosure of Confidential Information. The Consultant and Chitnis acknowledge that the inventions, innovations, software, trade secrets, business plans, financial strategies, finances, and all other confidential or proprietary information with respect to the business and operations of the Company and Related Entities are valuable, special, and unique assets of the Company. Accordingly, the Consultant and Chitnis agree not to, at any time whatsoever either during or after the Consulting Term, disclose, directly or indirectly, to any person or entity, or use or authorize any person or entity to use, any confidential or proprietary information with respect to the Company or Related Entities without the prior written consent of the Company, including, without limitation, information as to the financial condition, results of operations, identities of clients or prospective clients, products under development, acquisition strategies or acquisitions under consideration, pricing or cost information, marketing strategies or any other information relating to the Company or any of the Related Entities which could be reasonably regarded as confidential (collectively referred to as "Confidential Information"). However, the term "Confidential Information" does not include any information which is or shall become generally available to the public other than as a result of disclosure by the Consultant, Chitnis, or by any person or entity which the Consultant or Chitnis knows (or which they reasonably should know) has a duty of confidentiality to the Company or a Related Entity with respect to such information. In addition to the foregoing, Company will be fully entitled to all of the protections and benefits afforded by the California Uniform Trade Secrets Act and other applicable law.

                  (d) Prevention of Premature Disclosure of Information. The Consultant and Chitnis agree and acknowledge that, because the success of the Company is heavily dependent upon maintaining the secrecy of the Company's Confidential Information and preventing the premature public disclosure of the Company's proprietary information and technology, they agree to use their best efforts and highest degree of care, diligence, and prudence to ensure that no Confidential Information prematurely leaks or otherwise prematurely makes its way into the public domain or any public forum, including, without limitation, into any trade publications, internet chat rooms, or other similar forums. In the event that the Consultant or Chitnis becomes aware of any premature leak of Confidential Information or becomes aware of any circumstances creating a risk of such a leak, the Consultant or Chitnis shall immediately inform the Company of such leak or of such circumstances.

                  (e) Removal and Return of Proprietary Items. The Consultant and Chitnis will not remove from the Company's premises (except to the extent such removal is for purposes of the performance of the Consulting Services at home or while traveling, or except as otherwise specifically authorized by the Company) any document, record, notebook, plan, model, component, device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). The Consultant and Chitnis recognize that, as between the Company and the Consultant, all of the Proprietary Items, whether or not developed by the Consultant, are the exclusive property of the Company. Upon expiration or termination of the Consulting Term, or upon the request of the Company during the Consulting Term, the Consultant will return to the Company all of the Proprietary Items in the Consultant's possession or subject to the Consultant's control, and the Consultant shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

                  (f) Enforcement and Remedies. In the event of any breach of any of the covenants set forth in this Section 6, the Consultant and Chitnis recognize that the remedies at law will be inadequate and that in addition to any relief at law which may be available to the Company for such violation or breach and regardless of any other provision contained in this Agreement, the Company shall be entitled to equitable remedies (including an injunction) and such other relief as a court may grant after considering the intent of this
Section 6. Additionally, the period of time applicable to any covenant set forth in this Section 6 will be extended by the duration of any violation by the Consultant or Chitnis of such covenant. In the event a court of competent jurisdiction determines that any of the covenants set forth in this Section 6 are excessively broad as to duration, geographic scope, prohibited activities or otherwise, the parties agree that this covenant shall be reduced or curtailed to the extent, but only to the extent, necessary to render it enforceable.

         7. WORK PRODUCT.

                  (a) Definition. For purposes of this Agreement, "Work Product" means any idea, invention, technique, modification, process, or improvement (whether patentable or not), any industrial design (whether registerable or not), any mask work, however fixed or encoded, that is suitable to be fixed, embedded or programmed in a semiconductor product (whether recordable or not), and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by the Consultant or Chitnis, either solely or in conjunction with others, during the Consulting Term or during the six (6) month period following the Consulting Term, that relates in any way to amorphous alloys (or composites containing amorphous alloys), including the composition, processing, application, or marketing of amorphous alloys (or composites containing amorphous alloys).

                  (b) Ownership of Work Product. Consultant and Chitnis agree and acknowledge that all Work Product will belong exclusively to the Company and that all items of Work Product are works made for hire and the property of the Company, including any copyrights, patents, semiconductor mask protection, or other intellectual property rights pertaining thereto. If it is determined that any such works are not works made for hire, the Consultant and Chitnis hereby assign to the Company all of their right, title, and interest, including all rights of copyright, patent, semiconductor mask protection, and other intellectual property rights, to or in such Work Product. The Consultant and Chitnis covenant that they will promptly:

                  (i)      disclose to the Company in writing any Work Product;

                  (ii) assign to the Company or to a party designated by the Company, at the Company's request and without additional compensation, all of the Consultant's and Chitnis' right to the Work Product for the United States and all foreign jurisdictions;

                  (iii) execute and deliver to the Company such applications, assignments, and other documents as the Company may request in order to apply for and obtain patents or other registrations with respect to any Work Product in the United States and any foreign jurisdictions;

                  (iv) sign all other papers necessary to carry out the above obligations; and

                  (v) give testimony and render any other assistance in support of the Company's rights to any Work Product.

         8. ESSENTIAL AND INDEPENDENT COVENANTS. The Consultant's and Chitnis' covenants in Sections 6 and 7 of this Agreement are independent covenants, and the existence of any claim by the Consultant against the Company under this Agreement or otherwise will not excuse the Consultant's breach of any covenant in Section 6 or 7.

         9. REPRESENTATIONS AND WARRANTIES BY THE CONSULTANT. The Consultant and Chitnis represent and warrant to the Company that the execution and delivery by the Consultant of this Agreement do not, and the performance by the Consultant of the Consultant's obligations hereunder will not, with or without the giving of notice or the passage of time, or both: (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Consultant, or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Consultant or Chitnis is a party or by which the Consultant or Chitnis is or may be bound, including, without limitation, any noncompetition agreement or similar agreement.

         10. NOTICES. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when hand-delivered, sent by facsimile transmission (as long as receipt is acknowledged), or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the address or facsimile number for each party set forth on the signature page hereto, or to such other address or facsimile number as any party may have furnished to the other in writing in accordance herewith, except that a notice of change of address shall be effective only upon receipt.

         11. MISCELLANEOUS. No provision of this Agreement may be modified or waived unless such waiver or modification is agreed to in writing signed by any of the parties hereto. No waiver by any party hereto of any breach by any other party hereto shall be deemed a waiver of any similar or dissimilar term or condition at the same or at any prior or subsequent time. This Agreement is the entire agreement between the parties hereto with respect to the Consultant's engagement by the Company, and there are no agreements or representations, oral or otherwise, expressed or implied, with respect to or related to the engagement of the

Consultant which are not set forth in this Agreement. This Agreement shall be binding upon, and inure to the benefit of, the Company and Consultant, and their respective successors and assigns, and the Chitnis and Chitnis' heirs, executors, administrators and legal representatives. The duties and covenants of the Consultant and Chitnis under this Agreement, being personal, may not be delegated or assigned by the Consultant or Chitnis without the prior written consent of the Company, and any attempted delegation or assignment without such prior written consent shall be null and void and without legal effect. The parties agree that if any provision of this Agreement shall under any circumstances be deemed invalid or inoperative, the Agreement shall be construed with the invalid or inoperative provision deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

         12. GOVERNING LAW; RESOLUTION OF DISPUTES. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Florida without regard to principles of choice of law or conflicts of law thereunder. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Florida, County of Hillsborough, or, if it has or can acquire jurisdiction, in the United States District Court located in Hillsborough County, Florida, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. THE PARTIES HEREBY WAIVE A JURY TRIAL IN ANY LITIGATION ARISING UNDER OR RELATING TO THIS AGREEMENT.

         13. COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be effective upon the execution and delivery by any party hereto of facsimile copies of signature pages hereto duly executed by such party; provided, however, that any party delivering a facsimile signature page covenants and agrees to deliver promptly after the date hereof two (2) original copies to the other party hereto.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.



                                        LIQUIDMETAL TECHNOLOGIES

                                        By:  /s/  John Kang
                                            John Kang, President and Chief
                                            Executive Officer

                                        Liquidmetal Technologies
                                        100 North Tampa St., Suite 3150

                                        Tampa, Florida 33602
                                        Facsimile Number:  (813) 314-0270


                                        CHITNIS CONSULTING, INC.

                                        /s/ Shekhar Chitnis
                                        Shekhar Chitnis, President

                                        SHEKHAR CHITNIS

                                        /s/ Shekhar Chitnis
                                        Shekhar Chitnis, individually